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Exhibit 99(c)

Certification of Periodic Financial Report by
Chief Executive Officer Pursuant to 18 U.S.C. § 1350

        I, Richard M. Kovacevich, Chairman, President and Chief Executive Officer of Wells Fargo & Company (the "Company"), certify that:

(1)
The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD M. KOVACEVICH Richard M. Kovacevich Chairman, President and Chief Executive Officer Wells Fargo & Company
May 8, 2003

        A signed original of this written statement required by Section 906 has been provided to Wells Fargo & Company and will be retained by Wells Fargo & Company and furnished to the Securities and Exchange Commission or its staff upon request.

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Certification of Periodic Financial Report by Chief Executive Officer Pursuant to 18 U.S.C. § 1350